Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 of AB Private Lending Fund of our report dated June 14, 2024, except for the Initial Portfolio paragraph in Note 7 to the financial statements, as to which the date is July 25, 2024, relating to the financial statements of AB Private Lending Fund, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

July 25, 2024

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